Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(3,208,141)
Unrealized Gain (Loss) on Market Value of Futures	1,969,770
Dividend Income	249
Interest Income	6,219
ETF Transaction Fees	1,050
Total Income (Loss)	$(1,230,853)

Expenses
General Partner Management Fees	$10,931
Professional Fees	7,482
Brokerage Commissions	4,961
Non-interested Directors' Fees and Expenses	116
Prepaid Insurance Expense	108
NYMEX License Fee	273
Total Expenses	23,871
Expense Waiver	(9,725)
Net Expenses	$14,146
Net Income (Loss)	$(1,244,999)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/16	$21,232,168
Additions (50,000 Shares)	3,371,428
Withdrawals (200,000 Shares)	(13,347,736)
Net Income (Loss)	(1,244,999)

Net Asset Value End of Month	$10,010,861
Net Asset Value Per Share (150,000 Shares)	$66.74

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612